                                                                  EXHIBIT 3.1(i)


                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          ARONEX PHARMACEUTICALS, INC.


         Aronex Pharmaceuticals, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

         ARTICLE IV of the Amended and Restated Certificate of Incorporation of Aronex Pharmaceuticals, Inc., a Delaware corporation, is hereby amended by deleting Section A, and inserting the following as Section A:

         A. Classes of Stock

            The number of shares of all classes of capital stock that the Corporation shall be authorized to issue is 45,000,000 shares, divided into the following: (i) 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), and (ii) 40,000,000 shares of common stock, par value $.001 per share ("Common Stock").

         SECOND: That thereafter pursuant to a resolution of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

         THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

         FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Geoffrey F. Cox, its Chief Executive Officer, and attested by Terance
A. Murnane, its Secretary, this 24th day of May, 1999.


                                         ARONEX PHARMACEUTICALS, INC.



                                         By: /s/ GEOFFREY F. COX, PH.D.
                                             -----------------------------------
                                             Geoffrey F. Cox, Ph.D.
                                             Chief Executive Officer

ATTEST: /s/ TERANCE A. MURNANE
       ------------------------------
        Terance A. Murnane
        Secretary